                                                                    EXHIBIT 11.1


                    INTEGRAL SYSTEMS INC. AND SUBSIDIARIES
                      COMPUTATIONS OF EARNINGS PER SHARE


                                              YEARS ENDED SEPTEMBER 30
Basic:                                1998             1997            1996
Weighted average number of
common shares                       5,793,433        5,718,060       5,688,126
                                   =============================================

Net income                         $1,909,026       $  628,829      $  323,017
                                   ---------------------------------------------
Earnings per share                 $     0.33       $     0.11      $     0.06
                                   ---------------------------------------------

Diluted:

Weighted average number of
common shares                       6,232,933        5,907,613       5,828,005
                                   ---------------------------------------------

Net income                         $1,909,026       $  628,829      $  323,017
                                   ---------------------------------------------
Earnings per share                 $     0.31       $     0.11      $     0.06
                                   =============================================